SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the registrant [ ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2)).
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

--------------------------------------------------------------------------------

                            NAUTICA ENTERPRISES, INC.
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------

                   BARINGTON COMPANIES EQUITY PARTNERS, L.P.,
                     JEWELCOR MANAGEMENT, INC., RCG AMBROSE
                  MASTER FUND, LTD. and RAMIUS SECURITIES, LLC
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
 ------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:


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


      On July 7, 2003, the Barington Companies group issued the following press release:


 BARINGTON COMPANIES GROUP REACTS FAVORABLY TO PROPOSED ACQUISITION OF NAUTICA
                         ENTERPRISES BY VF CORPORATION;
                          WITHDRAWS PROXY SOLICITATION

New York, NY (PR Newswire) - July 7, 2003 -- James A. Mitarotonda, President and Chief Executive Officer of the general partner of Barington Companies Equity Partners, L.P., a member of the Barington Companies group, and one of its nominees for the board of directors of Nautica, stated, "We are gratified by Nautica's announcement this morning that it has signed a definitive merger agreement to be acquired by VF Corporation. Our current proxy initiative has been aimed at enhancing shareholder value, and we believe that this transaction should further that objective for the benefit of all stockholders. Based on this new development, the Barington Companies group has decided not to pursue its pending proxy solicitation in connection with Nautica's upcoming annual meeting."







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